                                                                   Exhibit 10(b)



                               SEVERANCE AGREEMENT

            This SEVERANCE AGREEMENT (the "Agreement"), dated as of June 10, 2002, but effective as provided herein, is made and entered into by and between The Elder-Beerman Stores Corp., an Ohio corporation (the "Company"), and Edward
A. Tomechko (the "Executive").

            WHEREAS, the Company believes that it would benefit from the application of Executive's particular and unique skill, experience and background to the management and operation of the Company, and that the Executive will make major contributions to the short- and long-term profitability, growth and financial strength of the Company;

            WHEREAS, the Company considers it in the best interests of its stockholders to foster the continuous employment of certain key management personnel;

            WHEREAS, the Company recognizes that, as is the case for most publicly held companies, the possibility of a Change in Control (as defined herein) exists;

            WHEREAS, the Company wishes to assure itself of both present and future continuation of management, including in the event of a Change in Control; and

            WHEREAS, the Company wishes to provide additional inducement for the Executive to accept the Company's offer of employment and to remain employed by the Company;

            NOW, THEREFORE, in consideration of the promises and of the mutual covenants herein contained, it is agreed as follows:

         1. TERM. This Agreement shall be effective for a term (the "Term") commencing on June 10, 2002 (the "Effective Date") and ending on the date of termination of this Agreement as set forth by either party to this Agreement in a prior written notice of termination of this Agreement provided to the other party in accordance with Section 8.5.

         2. INVOLUNTARY TERMINATION.

            2.1 INVOLUNTARY TERMINATION.

                (a) The Executive's employment may be involuntarily terminated by the Company during the Term and the Executive shall be entitled to the severance compensation and benefits provided by Section 3.1 or 4.1(a), as the case may be, unless such termination is the result of the occurrence of one or more of the following events:

                    (i)   the Executive's death;

                    (ii) the Exective's Disability (as provided in Section 2.2); or

                    (iii) Cause (as provided in Section 2.3).

If, during the Term, the Executive's employment is involuntarily terminated by the Company other than for a reason specified in Section 2.1(a)(i), 2.1(a)(ii) or 2.1(a)(iii), the Executive will be entitled to the severance compensation and benefits provided by Section 3.1 or 4.1(a), as the case may be. For purposes of the foregoing, the termination of the Term and this Agreement by reason of the Company having given written notice of termination of this Agreement pursuant to
Section 1 shall be deemed an involuntary termination of Executive's employment by the Company occurring immediately prior to the end of the Term for a reason other than as specified in Section 2.1(a)(i), 2.1(a)(ii) or 2.1(a)(iii), provided that prior to such termination of the Term and this Agreement the Executive has neither (i) terminated employment with, or had his employment terminated by, the Company for any other reason, nor (ii) committed or engaged in an act constituting Cause.

                (b) The Executive will be treated for purposes of this Agreement as having been involuntarily terminated by the Company for reasons other than death, Disability or Cause if the Executive terminates his employment with the Company for any of the following reasons (each, a "Good Reason") within 30 days following the occurrence of such Good Reason but prior to the date of the Executive's death, Disability or on which the Executive has committed or engaged in an act constituting Cause:

                    (i) a reduction in the scope or value of the aggregate Employee Benefits (as defined below) and long-term incentive compensation provided to the Executive or the termination or denial of the Executive's rights to such benefits or incentive compensation, any of which is not remedied by the Company within 10 calendar days after receipt by the Company of written notice from the Executive of such reduction or termination;

                    (ii) if the Executive has been elected to the Board of Directors of the Company (the "Board"), the Executive is not reelected to or is removed from the Board;

                    (iii) the Board fails to appoint the Executive as Chief Financial Officer of the Company or the Executive is removed from such position;

                    (iv) a reduction in the Executive's annual base salary rate ("Base Salary") or the opportunity to earn annual incentive compensation on a basis at least as favorable to the Executive (in terms of each of the amount of benefits, levels of coverage and performance measures and criteria and levels of required performance) as the benefits payable thereunder prior to the reduction, or the failure to pay the Executive Base Salary or incentive compensation earned when due; or

                    (v) The relocation of the Company's principal executive offices if the Executive's principal location of work is then in such offices, or requirement that the Executive have the Executive's principal location of work changed, to any location that is in excess of 50 miles from the location thereof immediately preceding the relocation without the Executive's prior written consent.

                (c) For purposes of this Agreement, "Employee Benefits" means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which Executive is entitled to participate (other than this Agreement), including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company or a Subsidiary, as defined below in Sectioin 2.3(b)), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company or a Subsidiary, providing perquisites, benefits and service credit for benefits at least as great in the aggregate as are payable thereunder prior to a reduction therein

            2.2 DISABILITY.

                (a) If the Company determines in good faith that the Executive has incurred a Disability (as defined below) prior to the end of the Term, the Company may give the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company will terminate effective on the 30th calendar day after receipt of such notice by the Executive, provided that within the 30 calendar days after such receipt, the Executive will not have returned to full-time performance of his duties.

                (b) For purposes of this Agreement, "Disability" will mean the Executive's incapacity due to physical or mental illness or injury to substantially perform his duties on a full-time basis for six consecutive months and within 30 calendar days after a notice of termination is thereafter given by the Company the Executive will not have returned to the full-time performance of the Executive's duties; provided, however, if the Executive disagrees with a determination to terminate him because of Disability, the question of the Executive's Disability will be subject to the certification of a qualified medical doctor agreed to by the Company and the Executive or, in the event of the Executive's incapacity to designate a doctor, the Executive's legal representative. In the absence of agreement between the Company and the Executive on the choice of a doctor, the question of the Executive's Disability shall be resolved within 10 business days of a written request therefor by either party to the other, by a qualified medical doctor designated by the Executive Vice President of the Ohio Academy of Family Physicians. The written opinion of the doctor shall be final and binding upon the parties. In order to facilitate such determination, the Executive will, as reasonably requested by the Company, (i) make himself available for medical examinations by a doctor in accordance with this Section 2.2(b), and (ii) grant the Company and any such doctor access to all relevant medical information concerning him, arrange to furnish copies of medical records to such doctor and use his best efforts to cause his own doctor to be available to discuss his health with such doctor.

            2.3 CAUSE.

                (a) The Company may terminate the Executive's employment for Cause (as defined below) prior to the end of the Term by written notice as provided in Section 8.5.

                (b) For purposes of this Agreement, "Cause" means that, prior to the end of the Term, the Executive shall have committed or engaged in:

                    (i) an intentional act of fraud, embezzlement, theft or any other material violation of law in connection with the Executive's duties or in the course of the Executive's employment with the Company;

                    (ii) an intentional breach of any of the express covenants set forth in Section 6.1, 6.2 or 6.3; or

                    (iii) intentional wrongful damage to property of the Company or any entity in which the Company directly or indirectly owns 50% or more of the then-outstanding securities or interests entitled to vote generally in the election of directors or other controlling persons (a "Subsidiary").

For purposes of this Agreement, no act or failure to act on the part of the Executive shall be deemed "intentional" if it was due primarily to negligence, but shall be deemed "intentional" only if done or omitted to be done by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in and not opposed to the best interest of the Company and its Subsidiaries. Notwithstanding the foregoing, to terminate the employment of the Executive for Cause, the Company must deliver to the Executive a Notice of Termination (as defined below) given within 90 days after the Board of Directors of the Company (the "Board) both (A) has knowledge of conduct or an event allegedly constituting Cause and (B) has reason to believe that such conduct or event could be grounds for Cause. For purposes of this Agreement a "Notice of Termination" shall mean a copy of a resolution duly adopted by the affirmative vote of not less than a simple majority of the membership of the Board, excluding the Executive, at a meeting called for the purpose of determining that the Executive has engaged in conduct that constitutes Cause (and at which the Executive had a reasonable opportunity, together with his counsel, to be heard before the Board prior to such vote).

            2.4 OTHER BENEFITS. An involuntary termination by the Company will not affect any rights that the Executive may have pursuant to any other agreement, policy, plan, program or arrangement of the Company or Subsidiary providing benefits, which rights shall be governed by the terms thereof; provided, however, that any payment or payments under Section 3.1 or 4.1(a) to which the Executive is entitled shall be in lieu of any severance payments and benefits to which the Executive may be entitled under any severance pay plan or policy of the Company or its Subsidiaries, which payments and benefits the Executive hereby waives.

         3. SEVERANCE COMPENSATION AND BENEFITS.

            3.1 FORM AND AMOUNT. Upon the Executive's involuntary termination by the Company during the Term other than by reason of death, Disability or Cause, as provided in Section 2.1, the Company will:

                (a) continue to pay to the Executive as severance compensation an amount equal to the Executive's Base Salary, as in effect immediately prior to his termination of employment, for one year following his termination of employment, such payments to be payable at the times and in the manner consistent with the Company's general policies regarding compensation for executive employees; and

                (b) for a period of up to 12 months following the Executive's involuntary termination (the "Continuation Period") and provided the Executive was enrolled in the medical and dental plans made available to Company employees immediately prior to his termination, the Company will arrange to provide the Executive and his dependents with medical and dental benefits on terms and conditions (including employee contributions toward premium payments) substantially similar to those applicable generally to Company employees and their dependents during the Continuation Period. If and to the extent that any such benefit is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Executive and his dependents of such medical and dental benefits on such terms and conditions. Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision thereto, under the Company's medical and dental plans, or successor plans, the Executive's "qualifying event" shall be the termination of the Continuation Period and the Executive shall be considered to have remained actively employed on a full-time basis through that date. Without otherwise limiting the purposes or effect of Section 5, benefits otherwise receivable by the Executive pursuant to this Section 3.1(b) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Continuation Period following the Executive's involuntary termination, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.

            3.2 CONDITIONS.

                (a) Resignation. If at the Executive's termination of employment the Executive is a member of the Board or a board of any affiliate of the Company, no amount or benefits will be paid or made available under Section 3.1 or Section 4.1(a) unless the Executive first executes and delivers to the Company a resignation from membership on the Board and from membership on the boards of all affiliates of the Company, as the case may be, such resignation to be effective as of the Executive's termination of employment.

                (b) Release. Payment of any amount or benefits described in
Section 3.1 or Section 4.1(a) is conditioned upon the Executive executing and not revoking a Release of Claims Agreement in the form attached hereto as Exhibit A.

         4. CHANGE IN CONTROL PROVISIONS.

            4.1 IMPACT OF CHANGE IN CONTROL.

                (a) In the event of a "Change in Control" of the Company, as defined in Section 4.2, if the Executive's employment is involuntarily terminated by the Company other than by reason of death, Disability or Cause prior to the end of the Term but within two years after the Change in Control, upon such termination the Executive shall not be entitled to the payments and benefits provided in Section 3.1, but instead shall be entitled, subject to the provisions of Section 3.2, to receive:

                    (i) subject to the deduction provided for in Section 4.1(a)(ii) below, a lump sum cash payment to be paid within 45 days after termination in an amount equal to two times his Base Salary as in effect immediately prior to his termination; and

                    (ii) for a period of up to 24 months following the Executive's involuntary termination (the "Change-in-Control Continuation Period") and provided the Executive was enrolled in the medical and dental plans made available to Company employees immediately prior to his termination, the Company will arrange to provide the Executive and his dependents with medical and dental benefits on terms and conditions (including employee contributions toward premium payments) substantially similar to those applicable generally to Company employees and their dependents during the Change-in-Control Continuation Period. If and to the extent that any such benefit is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Executive and his dependents of such medical and dental benefits on such terms and conditions. For purposes of the foregoing, to the extent that immediately prior to the Executive's termination of employment the medical and dental plans in which the Executive is enrolled require employee contributions in order to participate therein, an amount equal to 24 multiplied by the monthly contribution rate being paid by the Executive under such plans immediately prior to his termination will be deducted from the amount to which the Executive would otherwise be entitled under Section 4.1(a)(i) and the Executive will have no further obligation to pay contributions towards the premium payments for medical and dental benefits to be provided under this Section 4.1(a)(ii) during the Change-in-Control Continuation Period. Notwithstanding the foregoing or any other provision of this Agreement, for purposes of determining the period of continuation coverage to which the Executive or any of his dependents is entitled pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company's medical and dental plans, or successor plans, the Executive's "qualifying event" shall be the termination of the Change-in-Control Continuation Period and the Executive shall be considered to have remained actively employed on a full-time basis through that date. Without otherwise limiting the purposes or effect of
         Section 5, benefits otherwise receivable by the Executive pursuant to this Section 4.1(a)(ii) will be reduced to the extent comparable welfare benefits are actually received by the Executive from another employer during the Change-in-Control Continuation Period following the Executive's involuntary termination, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.

                (b) Following a Change in Control, the definition of Good Reason, as set forth in Section 2.1(b) above, will be expanded to include the following and the Executive will be treated for purposes of this Agreement, including Sections 2.1 and 4.1(a), as having been involuntarily terminated by the Company for reasons other than death, Disability or Cause if, for a Good Reason, the Executive terminates his employment with the Company prior to the end of the Term but within two years after the Change in Control and prior to the date of the

 Executive's death, Disability or on which the Executive has committed or engaged in an act constituting Cause:

                     (i) a successor or assign (whether direct or indirect, by purchase, merger, consolidation, operation of law or otherwise) to all or substantially all of the business and/or assets of the Company fails to assume all duties, obligations and liabilities of the Company under the Agreement pursuant to Section 8.1(a); or

                    (ii) a significant adverse change in the nature or scope of authorities, powers, functions, responsibilities or duties attached to the position held by the Executive from those authorities, powers, functions, responsibilities or duties which the Executive held immediately prior to the Change in Control.

                (c) In the event of a Change in Control and if prior to the end of the Term and within two years after the Change in Control, the Executive terminates his employment for any reason or his employment is terminated by the Company for reasons other than Cause, the covenant of Section 6.1 will be inapplicable to the Executive.

            4.2 DEFINITION OF CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" will be deemed to occur if at any time during the Term any of the following events occur:

                (a) The sale to any purchaser unaffiliated with the Company of all or substantially all of the assets of the Company;

                (b) The sale, distribution, or accumulation of more than 50% of the outstanding voting stock of the Company to or by any acquiror or group of affiliated acquirors that are unaffiliated with the Company;

                (c) If, during any period of two consecutive years, individuals who at the beginning of any such period constitute the Directors of the Company cease for any reason to constitute at least a majority of the Board; PROVIDED, HOWEVER, that for purposes of this Section 4.2(c) each Director who is first elected, or first nominated by the Directors of the Company for election by the Company's stockholders, by a vote of at least two-thirds of the Directors of the Company (or a committee thereof) then still in office who were Directors of the Company at the beginning of any such period will be deemed to have been a Director of the Company at the beginning of such period; or

                (d) The merger or consolidation of the Company with another entity (as such term is defined in section 101(16) of the Bankruptcy Code, 11 U.S.C. Sections 101-1330) (an "Entity") unaffiliated with the Company if, immediately after such merger or consolidation, less than a majority of the combined voting power of the then outstanding securities of such Entity are held, directly or indirectly, in the aggregate by the holders immediately prior to such transaction of the then outstanding securities of the Company entitled to vote generally in the election of directors.

                (e) In no event may a "Change in Control" be construed to include any change of control of the Company or any Subsidiary that occurs solely as a result of any exchange or distribution of equity securities of the Company or any Subsidiary upon consummation of a plan of reorganization for the Company or any Subsidiary in a chapter 11 case.

         5. MITIGATION AND OFFSET. The payment of severance compensation by the Company to the Executive in accordance with the terms of the Agreement is hereby acknowledged by the Company to be reasonable, and the Executive is under no obligation to mitigate damages or the amount of any payment or benefits provided for hereunder by seeking other employment or otherwise; nor will any profits, income, earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of the Executive hereunder or otherwise, except as expressly provided in the last sentences of Section 3.1(b) and 4.1(a)(ii).

         6. COMPETITION; CONFIDENTIALITY; NONSOLICITATION.

            6.1 Subject to Section 4.1(c), the Executive hereby covenants and agrees that during the Term and for one year following the Term he will not, without the prior written consent of the Board, engage in Competition (as defined below) with the Company. The foregoing covenant, however, will not apply during the period following the Executive's termination of employment if his employment is terminated by the Company for reasons other than Cause. For purposes of this Agreement, if the Executive takes any of the following actions he will be engaged in "Competition": engaging in or carrying on, directly or indirectly, any enterprise, whether as an advisor, principal, agent, partner, officer, director, employee, stockholder, associate or consultant to any person, partnership, corporation or any other business entity that is principally engaged in the business of the Company and its Subsidiaries in their market areas; provided, however, that "Competition" will not include the mere ownership of 1% or less of the outstanding securities in any enterprise and exercise of rights appurtenant thereto.

            6.2 The Executive acknowledges that in the course of his employment by the Company, he will or may have access to and become informed of confidential or proprietary information, trade secrets, substances and inventions which are a competitive asset of the Company or its Subsidiaries ("Confidential Information"), including, without limitation, (a) the terms of any agreement between the Company or Subsidiary and any employee, customer or supplier, (b) pricing strategy, (c) merchandising and marketing methods, (d) product development ideas and strategies, (e) personnel training and development programs, (f) financial results, (g) strategic plans and demographic analyses,
(h) proprietary computer and systems software, and (i) any non-public information concerning the Company, its employees, suppliers or customers. The Executive agrees that he will keep all Confidential Information in strict confidence and as belonging to the Company during the term of his employment by the Company and thereafter, and will never directly or indirectly, without the prior written consent of the Company make known, divulge, reveal, furnish, make available, or use any Confidential Information (except in the course of his regular authorized duties on behalf of the Company). The Executive agrees that the obligations of confidentiality hereunder shall survive termination of his employment at the Company regardless of any actual or alleged breach by the Company of this Agreement, until and unless any such Confidential Information shall have become, through no fault of the Executive, generally known to the public or the Executive is required by law to make disclosure (after giving the Company notice and an opportunity to contest such requirement). The Executive's obligations under this Section 6.2 are in addition to, and not in limitation of or preemption of, all other obligations of confidentiality which the Executive may have to the Company under general legal or equitable principles.

            6.3 The Executive hereby covenants and agrees that during the Term and for one year thereafter the Executive will not attempt to influence, persuade or induce, or assist any other person in so influencing, persuading or inducing, any employee of the Company or a Subsidiary to give up, or to not commence, employment or a business relationship with the Company, or hire any employee of the Company or its Subsidiaries either directly or on behalf of others.

            6.4 The Executive agrees that the Company would suffer an irreparable injury if the Executive were to breach the covenants contained in Sections 6.1, 6.2 or 6.3, and that the Company would by reason of such breach or threatened breach be entitled to injunctive relief in a court of appropriate jurisdiction and the Executive hereby stipulates to the entering of such injunctive relief prohibiting the Executive from engaging in such breach.

         7. SURVIVAL. The expiration or termination of the Term will not impair the rights or obligations of any party hereto that accrue hereunder prior to such expiration or termination, except to the extent specifically stated herein. In addition to the foregoing, the Executive's covenants contained in Sections 6.1, 6.2 and 6.3 and the Company's obligations under Sections 3 and 4 will survive the expiration or termination of this Agreement or the termination of the Executive's employment for any reason whatsoever.

         8. MISCELLANEOUS PROVISIONS.

            8.1 SUCCESSORS AND BINDING AGREEMENT. (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization, operation of law or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will be binding upon and inure to the benefit of the Company and any successor to the Company, including without limitation any persons acquiring directly or indirectly all or substantially all of the business or assets of the Company whether by purchase, merger, consolidation, reorganization, operation of law or otherwise (and such successor shall thereafter be deemed the "Company" for the purposes of this Agreement), but will not otherwise be assignable, transferable or delegable by the Company.

                (b) This Agreement will inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees and legatees.

                (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign, transfer or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 8.1(a) and 8.1(b). Without limiting the generality or effect of the foregoing, the Executive's right to receive payments hereunder will not be assignable, transferable or delegable, whether by pledge, creation of a security interest, or otherwise, other than by a transfer by Executive's will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 8.1(c), the Company shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

            8.2 GOVERNING LAW. This Agreement will be governed, construed, interpreted and enforced in accordance with the substantive laws of the State of Ohio, without regard to conflicts of law principles.

            8.3 WITHHOLDING OF TAXES. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company is required to withhold pursuant to any law or government regulation or ruling.

            8.4 SEVERABILITY. Any provision of this Agreement that is deemed invalid, illegal or unenforceable in any jurisdiction will, as to that jurisdiction be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction. If any covenant should be deemed invalid, illegal or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal and enforceable.

            8.5 NOTICES. For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals, required or permitted to be given hereunder will be in writing and will be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid, or three business days after having been sent by a nationally recognized overnight courier service such as Federal Express, UPS, or Purolator, addressed to the Company (to the attention of the Secretary of the Company) at its principal executive offices and to the Executive at his principal residence, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

                (a) TO THE COMPANY. If to the Company, addressed to the attention of the Corporate Secretary, 3155 El-Bee Road, Dayton, Ohio 45439,
(fax) 937-296-4625.

                (b) TO THE EXECUTIVE. If to the Executive, to him at his residence as identified in the Company's payroll system at the time of the applicable notice.

            8.6 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same Agreement.

            8.7 ENTIRE AGREEMENT. The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the Executive's severance compensation payable by the Company and shall supercede and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement will constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding to vary the terms of this Agreement.

            8.8 AMENDMENTS; WAIVERS. This Agreement may not be modified, amended, or, other than as provided in Section 1, terminated except by an instrument in writing, signed by the Executive and the Company. Failure on the part of either party to complain of any action or omission, breach or default on the part of the other party, no matter how long the same may continue, will never be deemed to be a waiver of any rights or remedies hereunder, at law or in equity. The Executive or the Company may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform only through an executed writing; provided, however, that such waiver will not operate as a waiver of, or estoppel with respect to, any other or subsequent failure.

            8.9 NO INCONSISTENT ACTIONS. The parties will not voluntarily undertake or fail to undertake any action or course of action that is inconsistent with the provisions or essential intent of this Agreement. Furthermore, it is the intent of the parties hereto to act in a fair and reasonable manner with respect to the interpretation and application of the provisions of this Agreement.

            8.10 HEADINGS AND SECTION REFERENCES. The headings used in this Agreement are intended for convenience or reference only and will not in any manner amplify, limit, modify or otherwise be used in the construction or interpretation of any provision of this Agreement. All section references are to sections of this Agreement, unless otherwise noted.

            8.11 AFFILIATES. For purposes of this Agreement, the term "affiliate" means with respect to the Company or any other entity, an entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or such other entity, and an entity shall be "unaffiliated" with another entity if such entities are not "affiliates" with respect to one another.

            8.12 EMPLOYMENT RIGHTS. Nothing expressed or implied in this Agreement will create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company or any Subsidiary. The Executive and the Company understand and acknowledge that the Executive's employment with the Company constitutes "at-will" employment.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written, but effective as provided in Section 1.



                                    /s/ Edward A. Tomechko
                                    --------------------------------------------
                                    EDWARD A. TOMECHKO


                                    THE ELDER-BEERMAN STORES CORP.


                                    By: /s/ Byron L. Bergren
                                        ----------------------------------------
                                        Byron L. Bergren





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